SECOND AMENDMENT TO
ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "***Second Amendment***") is made as of August _1_, 2007 by and between JDCO, Inc. a California corporation, with a business address at 2121 Second Street, Suite C105, Davis, CA 95618 ("Seller") and Java Nevada, LLC a Nevada limited liability company, with a business address at 985 White Drive Ste 100, Las Vegas, Nevada 89119 ("Buyer").

RECITALS:

WHEREAS, pursuant to that certain Asset Purchase Agreement between Seller and Buyer, dated July 11, 2007 (as amended by that certain First Amended to Asset Purchase Agreement and Promissory Note, the "***Asset Purchase Agreement***"), Seller sold to Buyer all right, title and interest in and to the Nevada Business and the Assets and

WHEREAS, the parties desire to modify certain provisions of the Asset Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the parties agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings given to such terms in the Asset Purchase Agreement.

2. Amendment to Asset Purchase Agreement. Section 3.5 of the Asset Purchase Agreement is hereby amended and restated in its entirety by the following:

"Gift Card Promotions. Seller and Buyer agree that all Gift Card Promotions sold by the Seller in connection with the Nevada Business (the "Gift Cards") or other prepaid product purchases sold by Seller in connection with the Nevada Business through its contractual relationship with Givex Corporation on or prior to July 31, 2007 ("Prepaid Period") shall not be presented by Buyer to Seller for reimbursement. On or prior to August 15, 2007, Seller agrees to pay to Buyer the amount of Twenty Six Thousand Six Hundred and Fifty US Dollars and No Cents ($26,650.00) ("Discount Purchase"). The Discount Purchase is the full and final consideration of the outstanding Gift Cards for the Prepaid Period and Seller shall have no other obligations or liabilites to the Buyer with respect to the Gift Cards for the Prepaid Period. Gift Cards sold by Seller on or after August 1, 2007 and redeemed within Territory of Buyer shall result in dollar to dollar reimbursement without discount, unless mutually agreed, in writing, by and between Buyer and Seller. For purposes hereof the term Territory of Buyer shall mean the State of Nevada."

3. Representations and Warranties. Buyer and Seller hereby reaffirm all covenants, representations, and warranties made in the Asset Purchase Agreement to the extent the same are not amended hereby.

4. Reference to and Effect Upon Asset Purchase Agreement. Each reference in the Asset Purchase Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall hereafter mean and be a reference to the Asset Purchase Agreement, as amended hereby and from time to time. Except as specifically amended hereby, the Asset Purchase Agreement, any other agreement delivered by the parties hereto in connection with the Asset Purchase Agreement (the "***Ancillary Documents***"), and each and every term and provision thereof shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this Second Amendment shall not operate as a waiver of any right, power, or remedy of the Seller or Buyer under the Asset Purchase Agreement, the Ancillary Documents or constitute a waiver of any provision of the Asset Purchase Agreement or the Ancillary Documents.

5. Payment of the Discount Purchase. Seller agrees to pay to Buyer, upon execution of this Second Amendment, the Discount Purchase in immediately available funds.

6. Miscellaneous.

(a) Entire Agreement; Integration Clause. This Second Amendment, the Asset Purchase Agreement and the other Ancillary Documents set forth the entire agreement and understanding of the parties hereto with respect to this transaction, and as such supersede any prior agreements, whether written or oral, regarding the matters described herein.

(b) No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

(c) Governing Law. This Second Amendment is governed by, and interpreted and construed in accordance with, the substantive internal laws of the State of Nevada (without regard to its conflicts of law principles).

(d) Headings. The headings of the paragraphs and sub-paragraphs of this Second Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Second Amendment or the other Ancillary Documents.

(e) Severability. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Second Amendment shall remain unchanged and in full force and effect.

(f) Counterparts. This Second Amendment may be executed in as many counterpart copies as may be required. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall

collectively constitute a single agreement. It shall not be necessary in any proof of this Second Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first above written.

BUYER:

JAVA NEVADA LLC

____

By: JJ Napper
Its: Manager 8/8/07

SELLER:

JDCO, INC.

____

By: ____________
Its: 8/8/07